UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

MYRIAD GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Wakara Way

Salt Lake City, Utah 84108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (801) 584-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 4, 2010, Myriad Genetics, Inc. (“Myriad” or the “Company”) announced its financial results for the three and nine months ended March 31, 2010. The earnings release is attached hereto as an exhibit to this Current Report on Form 8-K and is being furnished pursuant to this Item 2.02 as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B-2 of Form 8-K, the information set forth in Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01	OTHER EVENTS

On May 4, 2010, the Company announced that its Board of Directors authorized the repurchase of $100 million of the Company’s outstanding common stock. In connection with this stock repurchase authorization, the Company plans to repurchase $100 million of shares of its common stock from time-to-time in open market purchases or privately negotiated purchases as determined by the Company’s management. The Company expects to complete the share repurchase on or before December 31, 2010.

ITEM 9.01	Financial Statements and Exhibits.

(d)

Exhibit Number	Description

99.1	Earnings release dated May 4, 2010 for the three and nine months ended March 31, 2010.

99.2	Press release dated May 4, 2010 announcing Board of Directors authorization of a share repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: May 4, 2010	By:	/s/ Peter D. Meldrum
Peter D. Meldrum
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings release dated May 4, 2010 for the three and nine months ended March 31, 2010.

99.2	Press release dated May 4, 2010 announcing Board of Directors authorization of a share repurchase program.